CERTIFICATE OF ASSISTANT SECRETARY

I, Maureen A. Gemma, Assistant Secretary of Eaton Vance Advisers Senior Floating-Rate Fund, Eaton Vance California Municipal Income Trust, Eaton Vance Credit Opportunities Fund, Eaton Vance Credit Opportunities Fund II, Eaton Vance Enhanced Equity Income Fund, Eaton Vance Enhanced Equity Income Fund II, Eaton Vance Floating-Rate Income Trust, Eaton Vance Florida Municipal Income Trust, Eaton Vance Global Enhanced Equity Income Fund, Eaton Vance Growth Trust, Eaton Vance Institutional Senior Floating-Rate Fund, Eaton Vance Insured California Municipal Bond Fund, Eaton Vance Insured California Municipal Bond Fund II, Eaton Vance Insured Florida Municipal Bond Fund, Eaton Vance Insured Massachusetts Municipal Bond Fund, Eaton Vance Insured Michigan Municipal Bond Fund, Eaton Vance Insured Municipal Bond Fund, Eaton Vance Insured Municipal Bond Fund II, Eaton Vance Insured New Jersey Municipal Bond Fund, Eaton Vance Insured New York Municipal Bond Fund, Eaton Vance Insured New York Municipal Bond Fund II, Eaton Vance Insured Ohio Municipal Bond Fund, Eaton Vance Insured Pennsylvania Municipal Bond Fund, Eaton Vance Investment Trust, Eaton Vance Limited Duration Income Fund, Eaton Vance Massachusetts Municipal Income Trust, Eaton Vance Michigan Municipal Income Trust, Eaton Vance Municipal Income Trust, Eaton Vance Municipals Trust, Eaton Vance Municipals Trust II, Eaton Vance Mutual Funds Trust, Eaton Vance New Jersey Municipal Income Trust, Eaton Vance New York Municipal Income Trust, Eaton Vance Ohio Municipal Income Trust, Eaton Vance Pennsylvania Municipal Income Trust, Eaton Vance Prime Rate Reserves, Eaton Vance Risk-Managed Diversified Equity Income Fund, Eaton Vance Risk-Managed Equity Income Opportunities Fund, Eaton Vance Senior Floating-Rate Trust, Eaton Vance Senior Income Trust, Eaton Vance Series Trust, Eaton Vance Series Trust II, Eaton Vance Short Duration Diversified Income Fund, Eaton Vance Special Investment Trust, Eaton Vance Tax-Advantaged Dividend Income Fund, Eaton Vance Tax-Advantaged Global Dividend Income Fund, Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund, Eaton Vance Tax-Managed Buy-Write Income Fund, Eaton Vance Tax-Managed Buy-Write Opportunities Fund, Eaton Vance Tax-Managed Buy-Write Research Fund, Eaton Vance Tax-Managed Diversified Equity Income Fund, Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund, Eaton Vance Tax-Managed Global Diversified Equity Income Fund, Eaton Vance Tax-Managed International Diversified Equity Income Fund, Eaton Vance Variable Trust, EV Classic Senior Floating-Rate Fund (individually, the “Fund” and collectively, the “Funds”), do hereby certify that the following resolutions are a true copy of the resolutions duly adopted by the Board of Trustees of the Funds at a meeting of the Board of Trustees on August 6, 2007, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect:

RESOLVED:	That after due consideration of all relevant factors, including, but not limited to the value of the aggregate assets of the Fund to which any covered person may have access, the type and terms of the arrangements made with the Fund’s custodian for the custody and safekeeping of such assets, and the nature of the securities held by the Fund, it is determined that the amount, type, form and coverage provided by the ICI Mutual
Insurance Company Bond (the “Bond”) in an amount up to $80,000,000 is approved and deemed to be reasonable and adequate;
FURTHER
RESOLVED:	That after due consideration of all relevant factors, including, but not limited to, the number of the other parties named as insured under said
Bond, the nature of the business activities of such other parties, the amount of said Bond, the amount of the premium for said Bond, the ratable allocation of the premiums among all parties named as insureds, and the extent to which the share of the premium allocated to the Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond, it is determined that the portion of the premium on said Bond to be paid by the Fund, is approved and deemed to be fair and reasonable; and
FURTHER
RESOLVED:	That the Treasurer and any Assistant Treasurer are designated as officers of the
Fund to make any filings and give any notices required by such Fund by Rule
17g-1 under the Investment Company Act of 1940.

IN WITNESS WHEREOF, I have hereunto signed by name.

Dated: October 10, 2007

/s/ Maureen A. Gemma Maureen A. Gemma, Assistant Secretary